                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

--------------------------------------------------------------------------------

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 2000
                                                            -----------



                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                  PENNSYLVANIA
                                  ------------
         (State or Other Jurisdiction of Incorporation or Organization)


             1-13045                                     23-2588479
             -------                                     ----------
    (Commission file number)                (I.R.S. Employer Identification No.)



                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
                ------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 535-4766
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events

On May 1, 2000, Iron Mountain Incorporated ("Iron Mountain" or the "Company") announced certain financial information for the fiscal quarter ended March 31, 2000. For more information, see the Company's press release, dated May 1, 2000, which is attached herewith as Exhibit 99.


Item 7. Pro Forma Financial Information and Exhibits


During 1999 and 2000, Iron Mountain acquired several businesses. The following represents unaudited Pro Forma Condensed Consolidated Financial Statements for certain such businesses acquired in 1999 and 2000, and certain other transactions. Pursuant to Article 11 of Regulation S-X, pro forma effect has only been given to acquired businesses for which the Company has previously filed audited financial statements in accordance with Rule 3-05 of Regulation S-X.

The accompanying presents Iron Mountain's unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 and unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 and notes thereto.

The term pro forma transactions, as used in the accompanying pro forma condensed consolidated financial statements and notes thereto, is defined as certain of our 1999 acquisitions, the Pierce Leahy Corp. ("Pierce Leahy") acquisition and certain financing transactions and includes the following: the acquisitions of Iron Mountain Europe Limited ("Iron Mountain Europe") (50.1% interest), First American Records Management, Inc., Data Base, Inc., MAP, S.A. (Memogarde) by Iron Mountain Europe, Central File, Inc., Sistemas de Archivo Corporativo, S. de R.L. de C.V. (50.1% interest), Stortext (Holdings) Ltd. by Iron Mountain Europe, Midtown Professional Records Center, Inc., and Pierce Leahy Corp.; the issuance of $150 million of senior subordinated notes in April 1999 and our public offering of common stock in May 1999. The pro forma condensed consolidated financial statements separately present the pro forma effects of the Pierce Leahy merger. You should read the pro forma financial statements in conjunction with our Form 8-K filed on February 1, 2000 and our 1999 Annual Report on Form 10-K filed on March 30, 2000.

On February 1, 2000, Pierce Leahy and Iron Mountain consummated the transactions contemplated by a certain Agreement and Plan of Merger among Pierce Leahy and Iron Mountain, dated as of October 20, 1999. The acquisition was structured as a reverse merger. Pierce Leahy is the surviving legal entity and has changed its name to Iron Mountain Incorporated. The total consideration for this transaction is valued at approximately $1.1 billion.

The merger consideration resulted in the equivalent of a fixed exchange ratio of
1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of its common stock for each 10 shares then outstanding. The purchase price of Pierce Leahy was based upon the fair value of its common stock and options to acquire its common stock, the fair value of the assumed debt and transaction costs.

The total consideration for this transaction was composed of: (i) approximately
18.8 million shares of the Company's common stock with a fair value of $444 million; (ii) approximately 1.6 million options to acquire the Company's common stock with a fair value of $25 million; (iii) assumed debt with a fair value of $585 million; and (iv) approximately $4 million of capitalized transaction costs.

(b)  Pro forma Financial Information
                                                                         Page
                                                                         ----

         Unaudited Pro forma Condensed Consolidated Balance Sheet
            as of December 31, 1999                                        2

         Unaudited Pro Forma Condensed Consolidated Statement of
            Operations for the year ended December 31, 1999                3

         Schedule A- Schedule of 1999 Pro Forma Acquisitions for
            the year ended December 31, 1999                               4

         Notes to Unaudited Pro Forma Condensed Consolidated
            Financial Statements                                           5

(c)      Exhibits

         Exhibit No. 99                 Press Release, dated as of May 1, 2000

                           IRON MOUNTAIN INCORPORATED
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


         The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Iron Mountain (the "Iron Mountain Pro Forma Balance Sheet") has been prepared based on the historical balance sheets of Iron Mountain and Pierce Leahy as of December 31, 1999. The Iron Mountain Pro Forma Balance Sheet gives effect to the acquisition of Pierce Leahy by Iron Mountain as if the acquisition had been completed as of December 31, 1999.

         The following Unaudited Pro Forma Condensed Consolidated Statement of Operations of Iron Mountain (the "Iron Mountain Pro Forma Statement of Operations" and together with the Iron Mountain Pro Forma Balance Sheet, the "Iron Mountain Pro Forma Financial Statements") for the year ended December 31, 1999 gives effect to: (a) certain 1999 acquisitions and the Pierce Leahy acquisition; (b) the issuance of $150 million 8 1/4% Senior Subordinated Notes, in April 1999; (c) the sale of 5.8 million shares of common stock in May 1999;
(d) Iron Mountain's repurchase of shares issued in connection with the Data Base acquisition for $39.5 million on May 18, 1999 and (e) the Company's amendment to its revolving credit facility effective February 1, 2000, as if each had occurred as of January 1, 1999. Pursuant to certain SEC Rules and Regulations, the Iron Mountain Pro Forma Financial Statements do not include results of operations, or pro forma adjustments, for 9 acquisitions completed in 1999 and 3 acquisitions completed in 2000 that are not defined herein as the 1999 Pro Forma Acquisitions or shown as a 2000 acquisition. In addition, the Iron Mountain Pro Forma Statement of Operations does not include the results of operations for acquisitions completed by Pierce Leahy in 1999. Pro forma adjustments are described in the accompanying notes.

         The acquisition of Pierce Leahy by Iron Mountain was effected by merging Iron Mountain with and into Pierce Leahy, with Pierce Leahy being the surviving legal entity. Immediately after the merger, Pierce Leahy changed its name to Iron Mountain Incorporated. As the Iron Mountain stockholders owned approximately 65% of the combined company as of the acquisition date, the merger was accounted for as a reverse acquisition, and Iron Mountain is the acquiring company for accounting purposes.

         Iron Mountain's pro forma financial statements do not give effect to estimated annual net cost savings of $15 million associated with the Pierce Leahy acquisition. Management expects to achieve this annual level of savings within three years after the merger. Further, the pro forma financial statements do not reflect any costs that were associated with integrating the two companies as it is not practicable to quantify these costs at this time. These costs may be material to Iron Mountain's results of operations. Depending upon management's plans and the nature and timing of the costs, the costs may be accounted for as part of the acquisition accounting, as a post-combination restructuring charge, as operating expenses in the period incurred or as capital expenditures. The Company expects to record a restructuring charge in the second quarter of 2000. The Company will record this charge once the restructuring plan has been formalized. Furthermore, the pro forma results also do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the 1999 Pro Forma Acquisitions included in these pro forma financial statements.

         In June 1999, Iron Mountain decided to sell its information technology staffing business, Arcus Staffing Resources, Inc., which was acquired in January 1998 as part of its acquisition of Arcus Group, Inc. Effective November 1, 1999 Iron Mountain completed the sale of substantially all of the assets of Arcus Staffing. Iron Mountain has accounted for the sale of Arcus Staffing as a discontinued operation.

         Iron Mountain has accounted for its acquisitions and the related real estate transactions using the purchase method of accounting.

         Iron Mountain's pro forma statement of operations does not necessarily indicate the actual results of operations that Iron Mountain would have reported if the events described above had occurred as of January 1, 1999, nor does it necessarily indicate the results of future operations. In the opinion of Iron Mountain's management, all adjustments and disclosures necessary to fairly present these pro forma financial statements have been made.

         The Iron Mountain Pro Forma Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with Iron Mountain's and Pierce Leahy's financial statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000.

                           IRON MOUNTAIN INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1999

                                 (IN THOUSANDS)



                                          HISTORICAL                  PIERCE LEAHY    PRO FORMA
                                             IRON            PIERCE     PRO FORMA        IRON
                                           MOUNTAIN          LEAHY     ADJUSTMENTS     MOUNTAIN
                                          ----------         ------   ------------    ----------
ASSETS


Current Assets                          $  143,664       $  64,193   $     (21) (A) $  207,836
Property, Plant and Equipment, net         403,739         276,034          --         679,773
Goodwill, net                              729,213         351,138     430,057  (A)  1,510,408
Other Long-term Assets                      40,596          69,101     (59,165) (A)     50,532
                                        ----------       ---------    --------      ----------

    Total Assets                        $1,317,212       $ 760,466   $ 370,871      $2,448,549
                                        ==========       =========   =========      ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                     $  150,348       $  98,389   $   4,275  (B) $  253,012
Long-term Debt, net of Current Portion     603,057         563,997     (12,390) (B)  1,154,664
Other Long-term Liabilities                  5,749              --          --           5,749
Deferred Rent                               10,819           7,192      (7,192) (B)     10,819
Deferred Income Taxes                       16,207          21,080     (11,534) (B)     25,753
Minority Interest                           42,278              --          --          42,278
Stockholders' Equity                       488,754          69,808     397,712  (B)    956,274
                                        ----------       ---------    --------      ----------
   Total Liabilities and Stockholders'
     Equity                             $1,317,212       $ 760,466    $370,871      $2,448,549
                                        ==========       =========    ========      ==========








         The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                   HISTORICAL     1999                                                 PIERCE LEAHY       PRO FORMA
                                      IRON      PRO FORMA       PRO FORMA                   PIERCE      PRO FORMA           IRON
                                    MOUNTAIN   ACQUISITIONS(1) ADJUSTMENTS     SUBTOTAL      LEAHY     ADJUSTMENTS        MOUNTAIN
                                  ------------ --------------- -----------     --------     -------    ------------      -----------
Revenues:
    Storage                        $ 317,387      $18,962     $        --      $336,349    $190,095       $     --         $526,444
    Service and Storage
      Material Sales                 202,162        7,154              --       209,316     152,167             --          361,483
                                  ----------   ----------     -----------      --------   ---------      ---------         --------
        Total Revenues               519,549       26,116              --       545,665     342,262             --          887,927
Operating Expenses:
    Cost of Sales (Excluding         260,930       12,618              --       273,548     191,510        (20,393)(I)      444,665
      Depreciation)
    Selling, General and
      Administrative                 128,948       15,882          (9,396) (C)  135,434      45,856         28,716 (J)      210,006
    Depreciation and
      Amortization                    65,422        2,477           1,748  (D)   69,647      43,655          4,216 (K)      117,518
    Foreign Currency Exchange             --           --              --            --      (7,473)         7,473 (L)           --
    Merger-related Expenses               --           --              --            --       2,361             --            2,361
                                  ----------   ----------     -----------      --------   ---------      ---------         --------
        Total Operating Expenses     455,300       30,977          (7,648)      478,629     275,909         20,012          774,550
                                  ----------   ----------     -----------      --------   ---------      ---------         --------
Operating Income (Loss)               64,249       (4,861)          7,648        67,036      66,353        (20,012)         113,377
Interest Expense, net                 54,425        1,210             855 (E)    56,490      52,363           (765) (M)     108,088
Other Income                              17           --              --            17          --          7,473  (N)       7,490
                                  ----------   ----------     -----------      --------   ---------      ---------         --------
Income (Loss) Before
   Provision for Income
   Taxes and Minority Interest         9,841       (6,071)          6,793        10,563      13,990        (11,774)         12,779
Provision for Income Taxes            10,579          805            (223)(F)    11,161       6,290          1,242 (O)      18,693
Minority Interest                        322           --             339 (G)       661          --             --             661
                                  ----------   ----------     -----------      --------   ---------      ---------         --------
Income (Loss) from Continuing       $ (1,060)    $ (6,876)        $ 6,677       $(1,259)     $7,700       $(13,016)        $(6,575)
   Operations                     ==========   ==========     ===========      ========   =========      =========         ========

Loss from Continuing
   Operations per Common
   Share - Basic and Diluted        $  (0.03)                                                                              $ (0.12)
                                  ==========                                                                               ========
Weighted Average Common
   Shares Outstanding  -
   Basic and Diluted                  33,345                        2,063 (H)     35,408                    18,784 (P)       54,192
                                  ==========                  ===========      =========  ==========     =========         =========
EBITDA (2)                         $ 129,671     $ (2,384)        $ 9,396      $ 136,683  $ 104,896       $ (8,323)        $ 233,256
                                  ==========   ==========     ===========      =========  ==========     =========         =========

-----------------
(1)  See Schedule A for detail of the 1999 Pro Forma Acquisitions.

(2) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, extraordinary items, other income and merger-related expenses






         The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
                   SCHEDULE OF 1999 PRO FORMA ACQUISITIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)


                                                           FIRST
                                                IRON      AMERICAN                                         1999
                                              MOUNTAIN     RECORDS      DATA                            PRO FORMA
                                               EUROPE    MANAGEMENT     BASE     MEMOGARDE     OTHER   ACQUISITIONS
                                              --------   ----------    ------    ---------    -------  ------------
Revenues:
    Storage                                    $ 3,178    $  1,687    $ 6,781       $1,847    $5,469      $18,962
    Service and Storage Material Sales           2,032       1,165        415          902     2,640        7,154
                                               -------    --------    -------      -------   -------     --------
        Total Revenues                           5,210       2,852      7,196        2,749     8,109       26,116
Operating Expenses:
    Cost of Sales (Excluding Depreciation)       2,624       1,816      3,254          826     4,098       12,618
    Selling, General and Administrative          1,313       3,258      8,695          719     1,897       15,882
    Depreciation and Amortization                  608         153        873          271       572        2,477
                                               -------    --------    -------      -------   -------     --------
        Total Operating Expenses                 4,545       5,227     12,822        1,816     6,567       30,977
                                               -------    --------    -------      -------   -------     --------
Operating Income (Loss)                            665      (2,375)    (5,626)         933     1,542       (4,861)
Interest Expense, net                              200         161        491          151       207        1,210
                                               -------    --------    -------      -------   -------     --------
Income (Loss) Before Provision for Income
   Taxes and Minority Interest                     465      (2,536)    (6,117)         782     1,335       (6,071)
Provision for Income Taxes                         215           --        --          408       182          805
                                               -------    --------    -------      -------   -------     --------

Income (Loss) from Continuing   Operations     $   250    $ (2,536)  $ (6,117)       $ 374   $ 1,153     $ (6,876)
                                               =======    ========    =======      =======   =======     ========

EBITDA                                         $ 1,273    $ (2,222)  $ (4,753)      $1,204    $2,114     $ (2,384)
                                               =======    ========    =======      =======   =======     ========

--------------------------------------------


(1) Represents historical results of operations for each 1999 Pro Forma Acquisition for the period in 1999 prior to the time it was acquired, unless otherwise noted. See "Overview" in the accompanying notes.


         The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



OVERVIEW

1999 PRO FORMA ACQUISITIONS


     In January of 1999, Iron Mountain acquired a controlling 50.1% interest in Iron Mountain Europe (f.k.a. Britannia Data Management Limited) for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited, the Company's existing data security services business in London. In April of 1999, Iron Mountain acquired Data Base, Inc. and related real estate for total consideration of $115.0 million, consisting of cash, assumed debt, and common stock. In April of 1999, Iron Mountain also acquired First American Records Management, Inc. ("FARM") for total consideration of $41.5 million in cash. In June of 1999, Iron Mountain, through Iron Mountain Europe, acquired a controlling 50.1% interest in MAP, S.A. ("Memogarde") for total consideration of $16.9 million, consisting of cash and assumed debt. The aggregate purchase price for the four remaining 1999 Pro Forma Acquisitions, comprising Midtown Professional Records Centre, Inc., Central File, Inc., Iron Mountain Europe's acquisition of Stortext (Holdings) Ltd. and a 50.1% interest in Sistemas de Archivo Corporativo, S. de R.L. de C.V, was $30.3 million in cash and assumed debt.


PIERCE LEAHY ACQUISITION

     On February 1, 2000, Iron Mountain completed its merger with Pierce Leahy for total consideration of approximately $1.1 billion, which consisted of common stock, options to acquire common stock and the assumption of debt. Pierce Leahy is the surviving legal entity and immediately changed its name to Iron Mountain Incorporated. Although Pierce Leahy is the surviving legal entity, Iron Mountain is considered the acquirer for accounting purposes.

     The merger consideration resulted in the equivalent of a fixed exchange ratio of 1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of Pierce Leahy common stock for each 10 shares then outstanding. The Pierce Leahy common stock was exchanged for shares of Iron Mountain common stock. Each outstanding share of Iron Mountain common stock was converted into one share of common stock of the combined entity.

     The transaction has been accounted for as a reverse acquisition. The purchase price of Pierce Leahy is based upon the fair value of Pierce Leahy common stock and options to acquire Pierce Leahy common stock, the fair value of the assumed debt on the date that the merger was completed and transaction costs. The pro forma balance sheet reflects the fair value of Pierce Leahy's debt as of December 31, 1999, while interest expense on the pro forma income statement is based on the fair value of Pierce Leahy's debt as of February 1, 2000. As the common stock exchange ratio is fixed, the fair value of Pierce Leahy common stock is based upon the stock price on the date the merger was announced.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


The calculation of the purchase price as of December 31, 1999 and February 1, 2000 are as follows (in millions):

                                               December 31,            February 1,
                                                   1999                    2000
                                            -------------------    -------------------
Fair Value of Common Stock Issued(1)            $   444.0               $   444.0
Fair Value of Stock Options(2)                       25.0                    25.0
Fair Value of Debt Assumed(3)                       568.6                   584.9
Transaction Costs                                     4.1                     4.1
                                                ---------               ---------
    Total Purchase Price                        $ 1,041.7               $ 1,058.0
                                                =========               =========




(1) Based on 18,783,813 outstanding shares of Pierce Leahy common stock at February 1, 2000 at a fair value of $23.64 per share. Both the numbers of shares and share price reflect an adjustment for Pierce Leahy's January 2000 10% stock dividend.

(2) Based on options to acquire 1,563,566 shares of Pierce Leahy common stock at February 1, 2000 after giving effect to the January 2000 10% stock dividend.

(3) The December 31, 1999 fair value of Pierce Leahy's debt assumed is calculated using the outstanding balances as of December 31, 1999 and quoted market prices of its publicly traded debt as of February 1, 2000. For purposes of determining the final purchase price, the actual fair value used was based on the outstanding balances and the quoted market prices when the merger was completed, February 1, 2000.


         A number of Pierce Leahy shareholders are parties to the Pierce Leahy shareholders' agreement. This agreement restricts the ability of these shareholders to sell 5.7 million shares of Iron Mountain common stock (after giving effect to the stock dividend) for up to five years after the merger. Iron Mountain may obtain an appraisal to determine the fair value of these restricted shares. Iron Mountain believes that, due to these restrictions, the actual fair value of these restricted shares could be less than the $23.64 per share value used for purposes of calculating the purchase price. Accordingly, Iron Mountain would record a corresponding decrease in equity, goodwill and goodwill amortization from the amounts used in the accompanying pro forma financial statements. If the resale restrictions result in a 10% discount to the fair value of the shares, there would be a reduction of approximately $13 million of equity and goodwill and $0.5 million of goodwill amortization annually.

         The pro forma statement of operations does not reflect additional estimated transaction costs of approximately $1.1 million that Pierce Leahy charged to expense in January 2000. Additionally, the pro forma statements do not reflect a compensation charge of approximately $2.0 million recorded by Pierce Leahy in January 2000 associated with accelerating the vesting of certain stock options.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)



IRON MOUNTAIN EUROPE

         In January 1999, Iron Mountain purchased a controlling 50.1% interest in Iron Mountain Europe for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited, our existing data security services business in London.

         Iron Mountain Europe has an April 30 fiscal year end. Iron Mountain consolidates Iron Mountain Europe using an October 31 fiscal year end. Accordingly, the Iron Mountain Pro Forma Statements of Operations for the year ended December 31, 1999 include Iron Mountain Europe's results for the year ended October 31, 1999.

         The financial statements of Iron Mountain Europe, Memogarde and Stortext have been prepared in accordance with U.S. generally accepted accounting principles and have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currencies of Iron Mountain Europe, Memogarde, and Stortext are Pounds Sterling, French Francs and Pounds Sterling, respectively. The assets and liabilities have been translated into U.S. dollars at the exchange rate in effect at the end of the period translated. Revenues and expenses have been translated into U.S. dollars at the average exchange rate in effect during the period translated. Gains and losses that result from translating assets and liabilities into U.S. dollars are included in stockholders' equity as a cumulative translation adjustment. The amount of the cumulative translation loss as of December 31, 1999 included in stockholders' equity in the accompanying Iron Mountain Pro Forma Balance Sheet is $1.2 million.

DATA BASE ACQUISITION

         On April 8, 1999, Iron Mountain acquired Data Base and related real estate for $115.0 million including transaction costs. As part of the total consideration, Iron Mountain issued 1,476,577 shares of common stock with a fair value of $46.0 million. On May 18, 1999, Iron Mountain repurchased all of the shares issued in connection with the Data Base acquisition from the former shareholders of Data Base for $39.5 million, with a portion of the net proceeds from the 1999 equity offering.

BALANCE SHEET

         The aggregate consideration paid for the 1999 Pro Forma and Pierce Leahy acquisitions was $1.3 billion. The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions was allocated to tangible and intangible assets, based on our estimate of the fair value of the net assets acquired. The following allocation of the aggregate purchase price of the Pierce Leahy acquisition is based on the fair value of net assets acquired as of December 31, 1999 and is subject to adjustment, based on the final determination of the fair value as of February 1, 2000. Management believes that the final allocation of the purchase price of the 1999 Pro Forma Acquisitions will not differ materially from the preliminary estimated amounts.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)

      1999 PRO FORMA ACQUISITIONS:
                                                                     (in millions)
            Current Assets                                             $    32.2
            Property, Plant and Equipment                                   69.3
            Goodwill                                                       235.9
            Other Long-term Assets                                           2.2
            Current Liabilities                                            (25.9)
            Deferred Income Taxes                                           (2.1)
            Long-term Debt                                                 (15.2)
            Other Long-term Liabilities                                     (0.1)
            Minority Interest                                              (43.1)
                                                                       ---------

              Purchase Price of 1999 Pro Forma Acquisitions                            $  253.2

      PIERCE LEAHY (1):
            Current Assets                                               $  65.9
            Property, Plant and Equipment                                  276.0
            Goodwill                                                       781.2
            Other Long-term Assets                                           8.0
            Current Liabilities                                            (79.9)
            Deferred Income Taxes                                           (9.5)
                                                                       ---------
             Purchase Price of Pierce Leahy                                             1,041.7
                                                                                     ----------
             Total Purchase Price of the 1999 Pro Forma
                 Acquisitions and Pierce Leahy                                        $ 1,294.9
                                                                                     ==========

 (1) The purchase price allocation is preliminary and is subject to finalization of the fair value of fixed assets, operating leases, restricted common stock and deferred income taxes.


The 1999 Pro Forma Acquisitions are assumed to be financed as follows (in millions):

       Fair value of common stock issued                                   $46.0
          Net proceeds from the 1999 debt offering                         145.0

       Net proceeds from the 1999 equity offering                           41.3
       Borrowing's under Iron Mountain Europe's line of credit              13.6
       Assumption of long-term debt                                          4.8
       Capital Stock of Arcus Data Security Limited                          2.5
                                                                        --------
            Purchase Price of 1999 Pro Forma Acquisitions                              $ 253.2
                                                                                       =======

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)


The accompanying Iron Mountain Pro Forma Balance Sheet as of December 31, 1999 has been prepared as if the Pierce Leahy acquisition had been fully consolidated as of December 31, 1999 and reflects the following pro forma adjustments:

(A) Pro forma adjustments to assets consist of the following (in millions):


                                                                                                OTHER
                                                            CURRENT                           LONG-TERM
                                                             ASSETS         GOODWILL            ASSETS
                                                             ------         --------            ------
Tax effect of fair value adjustments                          $  1.7          $    --            $   --
Reverse Pierce Leahy's historical goodwill                        --           (351.1)               --
Record goodwill related to the merger                             --            779.5                --

Adjust the fair value of other long-term assets
consisting primarily of deferred financing costs and              --               --             (61.2)
customer acquisition costs

Reclassify deferred transaction costs to goodwill              (1.7)              1.7                --
Record deferred financing costs incurred in
connection with the credit agreement amendment                   --                --               2.0
                                                         ----------         ---------          --------
       Total Adjustments                                     $ (0.0)         $  430.1           $ (59.2)
                                                         ==========         =========          ========

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)


(B) Pro forma adjustments to liabilities and stockholders' equity consist of the following (in millions):

                                                                                             DEFERRED
                                               CURRENT        LONG-TERM      DEFERRED         INCOME       STOCKHOLDERS'
                                             LIABILITIES         DEBT          RENT           TAXES           EQUITY
                                             -----------      ---------      --------        --------      -------------
Reverse equity not assumed                         $ --           $ --         $ --              $ --         $ (69.8)

Issuance of common stock and options                 --             --           --                --           469.0

Estimated costs to register common stock             --             --           --                --            (1.5)

Tax effect of fair value adjustments                 --             --           --             (11.5)             --

Fair value of debt assumed                           --          (18.2)          --                --              --

Reverse Pierce Leahy's historical
deferred rent                                        --             --         (7.2)               --              --

Record debt incurred as a result of
transaction and filing costs, and
financing costs associated with the                  --            5.8           --                --              --
credit agreement amendment

Record restructuring reserves related to
transaction (1)                                     5.1             --           --                --               --

Record fair value of liabilities                   (0.8)            --           --                --               --
                                                 ------       --------      -------          --------          -------
       Total Adjustments                          $ 4.3        $ (12.4)      $ (7.2)          $ (11.5)         $ 397.7
                                                 ======       ========      =======          ========          =======

(1) Includes costs to exit certain Pierce Leahy facilities as well as severance and relocation payments for Pierce Leahy employees.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)


STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS - 1999 PRO FORMA ACQUISITIONS AND FINANCING TRANSACTIONS
         The accompanying Iron Mountain Pro Forma Statement of Operations for the year ended December 31, 1999 has been prepared as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999 and reflect the following pro forma adjustments:

(C) To reverse one-time bonus payments, other non-recurring compensation expenses and broker's fees directly attributable to the Data Base and FARM acquisitions.


(D) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Property, plant and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis.

(E) Pro forma adjustments to interest expense consist of the following (in millions):

                                                                                     Year Ended
                                                                                 December 31, 1999
                                                                                 -----------------
          ACQUISITION ADJUSTMENTS:
          Reverse interest expense on debt of the acquired companies
             retired or not assumed                                                        $  (0.8)

          Record interest expense on the additional debt used to finance
             the 1999 acquisitions assumed to be financed under our                             2.4
             revolving credit facility

         FINANCING ADJUSTMENTS:

         Reverse interest expense on our revolving credit facility debt assumed to be retired with the net proceeds from the 1999
             debt offering and a portion of the net proceeds from the                          (4.5)
             1999 equity offering

         Record interest expense related to our 1999 debt offering,
             including amortization of deferred financing fees                                  3.8
                                                                                             ------
                 Total Acquisition and Financing Adjustments                                 $  0.9
                                                                                             ======


(F) To adjust the provision for income taxes to a 40% rate on domestic pro forma income before nondeductible goodwill amortization and other nondeductible expenses, and adjust to foreign statutory rates on foreign pro forma income before nondeductible goodwill.


(G) To record the 49.9% minority interest in the net income of Memogarde, Stortext, Sistemas de Archivo Corporativo and Iron Mountain Europe.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)


(H) To adjust the pro forma weighted average common shares outstanding as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999. The number of shares of common stock issued and repurchased, and the adjustments, are as follows (in thousands):

                                                                         Total
                                                                       Number of
                                                                     Shares Issued        Year Ended
       Transactions                                                  or Repurchased    December 31, 1999
       ------------                                                  --------------    -----------------
       1999 equity offering                                                5,750                    2,063
       Data Base                                                           1,477                      393
       Repurchase of Data Base shares                                     (1,477)                    (393)
                                                                         -------                   ------
           Net shares issued                                               5,750                    2,063
                                                                         =======                   ======

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)


PRO FORMA ADJUSTMENTS - PIERCE LEAHY

         The accompanying Iron Mountain Pro Forma Statement of Operations for the year ended December 31, 1999 has been prepared as if the Pierce Leahy acquisition had occurred on January 1, 1999 and reflects the following pro forma adjustments (in millions).

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 1999
                                                                                -----------------
          (I) Costs of Sales (excluding depreciation)

               To reflect the normalization of rent expense                           $   0.2

               To conform Pierce Leahy's classification of cost of sales
               and selling, general and administrative expenses to Iron
               Mountain's classification                                                (20.6)
                                                                                      -------
                                                                                      $ (20.4)
                                                                                      =======
          (J) Selling, General and Administrative

               To conform Pierce Leahy's classification of cost of sales
               and selling, general and administrative expenses to Iron
               Mountain's classification                                                 20.6

               To conform Pierce Leahy's accounting for customer
               acquisition costs to Iron Mountain's accounting                            8.1
                                                                                      -------
                                                                                      $  28.7
                                                                                      =======
          (K) Depreciation and Amortization

               Amortization of goodwill created in the merger based on a
               30-year life                                                           $  14.9

               To adjust depreciation and amortization for Iron
               Mountain's estimation of useful lives of Pierce Leahy's
               fixed assets and intangible assets                                       (10.7)
                                                                                      -------
                                                                                      $   4.2
                                                                                      =======
          (L) Foreign Currency Exchange

               To conform Pierce Leahy's classification of foreign
               currency exchange gain to Iron Mountain's classification               $  7.5
                                                                                      =======

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 (CONTINUED)

          (M) Interest Expense

               Reverse amortization of Pierce Leahy's deferred financing
               costs in connection with the adjustment to fair value of
               debt assumed                                                        $       (1.6)

               Record the amortization related to fair value adjustment
               of debt assumed                                                              0.2

               Record amortization of deferred financing costs in
               connection with the new credit facility                                      0.4

               Record interest on borrowings associated with the
               transaction costs of the merger, registration of shares of common stock and deferred financing costs associated with
               the credit agreement amendment                                               0.7

               Reverse interest on Pierce Leahy's revolving credit                        (12.3)
               facility

               Record interest on Iron Mountain's revolving credit
               facility at 6.95%                                                           10.7

               Record interest on additional debt incurred by Pierce
               Leahy through February 1, 2000
                                                                                            1.1
                                                                                       --------
                                                                                         $ (0.8)
                                                                                       ========



         The impact of a 1/8% change in the interest rate on pro forma borrowings under Iron Mountain's revolving credit facility for the year ended December 31, 1999 is $0.2 million.

                                                                                   Year Ended
                                                                                December 31, 1999
                                                                                -----------------
          (N) Other Income, net
               To conform Pierce Leahy's classification of foreign
               currency exchange gain to Iron Mountain's classification                  $ 7.5
                                                                                        ======
          (O) Provision for Income Taxes
               To adjust the provision for income taxes to a 40% rate on
               pro forma income before nondeductible goodwill and other                 $   1.2
               nondeductible expenses                                                   =======

          (P) To adjust the pro forma weighted average common shares outstanding as if the merger with Pierce Leahy had occurred on January 1, 1999, including the effect of the 10% stock dividend

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  IRON MOUNTAIN INCORPORATED
                                  --------------------------
                                         (Registrant)





May 3, 2000                       By:  /s/ Jean A. Bua
-----------                            ----------------------------
  (Date)                               Jean A. Bua
                                       Vice President and Corporate Controller
                                       (Principal Accounting Officer)